Exhibit 99.1

Morphic Therapeutic Announces Pricing of Upsized $245.0 Million Public Offering

WALTHAM, Mass., March 2, 2021 (GLOBE NEWSWIRE) – Morphic Holding, Inc. (Nasdaq: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today announced the pricing of an upsized underwritten public offering of 3,500,000 shares of its common stock at a price to the public of $70.00 per share. The gross proceeds from this offering are expected to be approximately $245.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by Morphic. The offering is expected to close on or about March 5, 2021, subject to the satisfaction of customary closing conditions. Morphic has also granted the underwriters a 30-day option to purchase up to an additional 525,000 shares of common stock in connection with the public offering. All of the shares of common stock are being offered by Morphic.

Jefferies, Cowen, BMO Capital Markets and RBC Capital Markets are acting as joint bookrunners for the offering.

Morphic intends to use the net proceeds from the proposed offering, together with our existing cash, cash equivalents and marketable securities, to fund research, clinical and process development and manufacturing of Morphic’s product candidates, including MORF-057 and other programs generated from Morphic’s MInT Platform, working capital, capital expenditures and other general corporate purposes.

The shares are being offered by Morphic pursuant to a registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, and when available, the final prospectus supplement, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attn: Prospectus Department, by telephone at (833) 297-2926, or by email at PostSaleManualRequests@broadridge.com; or BMO Capital Markets Corp. at 3 Times Square, New York, NY 10036, Attention: Equity Syndicate Department, by telephone at (800) 414-3627 or by email to bmoprospectus@bmo.com; or RBC Capital Markets, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Morphic, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages Morphic’s unique understanding of integrin structure and biology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements the Company makes regarding its expectation of market conditions and the satisfaction of customary closing conditions related to the offering, its ability to complete the offering and expected use of proceeds, Morphic’s plan to develop and commercialize oral small-molecule integrin therapeutics, anticipated preclinical and clinical development activities, potential benefits of Morphic’s product candidates and MInT platform and potential market opportunities for Morphic’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Morphic believes that the expectations reflected in such forward-looking statements are reasonable, Morphic cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, market conditions, the satisfaction of customary closing conditions related to the proposed offering, as well as other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the SEC. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Morphic Therapeutic
Chris Erdman
chris.erdman@morphictx.com
617.686.1718

Media Contact
Tom Donovan, Ten Bridge Communications
tom@tenbridgecommunications.com
857.559.3397